BOISE CASCADE CORPORATION

         1982 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN

               (As Amended Through December 7, 1995)

                     BOISE CASCADE CORPORATION
         1982 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN


      1. Purpose of the Plan. The purpose of the Boise Cascade Corporation 1982 Executive Officer Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing executive officers of the Company the opportunity to defer a portion of their compensation and thereby encourage their productive efforts.

      2.  Definitions.

          2.1 Change in Control. A "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

               (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

               (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control of the Company (a "Transaction") shall not constitute a Change in Control of the Company if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title, and the like; (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company; or (iii) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

               For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.2 Compensation. A Participant's salary, commission, bonus and other payments for personal services rendered by a Participant to the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allow-ance, education allowance, premium on excess group life insur-ance, or any Company contribution to the Pension Plan or the Savings and Supplemental Retirement Plan; and the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant or exercise of an option to acquire stock of the Company or as a result of the disposition of such stock, and shall not include compensation resulting from any long-term incentive plans such as the Company's Performance Share Plan.

          2.3 Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

          2.4 Deferred Compensation and Benefits Trust. An irrevocable trust or trusts established or to be established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the trust is a "grantor trust" for federal income tax purposes.

               The Deferred Compensation and Benefits Trust contains the following additional provisions:

               (a) If a Change in Control of the Company does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded upon the occurrence of another Potential Change in Control.

               (b) Upon a Change in Control, the assets of the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Plan, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

               (c) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

               (d) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

          2.5 Disability. A condition that totally and continuously prevents the Participant, for at least six consecutive months, from engaging in an "occupation" for Compensation or profit. During the first 24 months of total Disability, "occupation" means the Participant's occupation at the time the Disability began. After that period, "occupation" means any occupation for which the Participant is or becomes reasonably fitted by education, training, or experience. Notwithstanding the foregoing, a Disability shall not exist for purposes of this Plan if the Participant fails to qualify for Disability benefits under the Social Security Act, unless the Company determines, in its sole discretion, that a Disability exists.

          2.6  Early Retirement Date.  The date of a
Participant's Termination of Employment for reasons other than death or Disability, prior to attainment of age 65 but subsequent to attaining age 55, and after completing ten (10) Years of Service with the Company. For purposes of this Section, a Participant's age and Years of Service shall be determined by taking into account any imputation of age or service permitted under any special early retirement program(s) offered by the Company.

          2.7  Executive Officer.  The Chairman of the Board and
Chief Executive Officer, the President and Chief Operating
Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, or the Controller of the Company.

          2.8 Normal Retirement Date. The first day of the month coincident with or next following a Participant's 65th birthday.

          2.9 Participant. An Executive Officer who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

          2.10 Pension Plan.  The Boise Cascade Corporation
Pension Plan for Salaried Employees, as amended from time to time.

          2.11 Potential Change in Control. A "Potential Change in Control of the Company" shall be deemed to have occurred if
(i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company;
(iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

               For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.12 Service. Service as accumulated under the Company's Pension Plan.

          2.13 Termination of Employment. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or Disability.

          2.14 Year of Service. A Year of Vesting Service, as provided in the Company's Pension Plan.

      3. Administration and Interpretation of the Plan. The Company shall administer and interpret the Plan, and interpretation by the Company shall be final and binding upon a Participant. The Company may adopt rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Company may also delegate administrative responsibilities to advisors or other persons who are not employees of the Company and may rely upon information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

      4.  Participant Compensation Deferral.

          4.1 Compensation Reduction. Prior to January 1, 1983, an Executive Officer who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Executive Officer elects to defer a portion of his or her Compensation otherwise earned and payable on or after January 1, 1983. The amount of annual Compensation to be deferred shall be in whole percentage increments of not less than 6% nor greater than 10% of Compensation. The period during which Compensation is reduced shall be the four (4) calendar years immediately following 1982. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

          4.2 Participation After January 1, 1983. An Executive Officer who first attains such status subsequent to January 1, 1983, and prior to January 1, 1987, shall be entitled to par-ticipate in the Plan for four (4) full calendar years after being elected an Executive Officer and shall be bound by all the other terms and conditions of the Plan. An Executive Officer who, although eligible, elects not to participate in the Plan, may subsequently and with the approval of the Company become a Participant before January 1, 1987, for such a period of time, up to and including four (4) full calendar years from the commencement of participation, as may be approved by the Company, in which case he or she shall be bound by all the other terms and conditions of the Plan.

          4.3 Alteration of Compensation Deferral. The amount of Compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Company. A request to alter the amount of Compensation deferred shall be submitted by a Participant in writing to the Company prior to January 1 of the year that such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Company, the modification shall be effective for all future years of participation; and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

          4.4 Company Contribution. The Company shall, at the election of a Participant, contribute an additional amount equal to 3.6% (however, effective July 1, 1989, this amount shall be increased to 4.2%) of the Participant's Compensation to the Plan, to be used to provide benefits as specified in the Deferred Compensation Agreement. If a Participant elects to have such amount contributed under the Deferred Compensation Agreement, the Company shall not make any matching contribution for such Parti-cipant under the Company Savings and Supplemental Retirement Plan.

          4.5 Continuation of Contribution. Should there be a Termination of Employment by a Participant prior to having completed the entire period of participation determined in accordance with Sections 4.1 or 4.2, the Participant may elect, subject to the approval of the Company, to continue contributing to the Plan at the same rate in effect upon Termination of Employment for such period of time, up to and including the entire period of participation determined in accordance with Sections 4.1 or 4.2, as may be approved by the Company, in which case he or she will continue to be a Participant and be bound by all the other terms and conditions of the Plan. In any such case, the Company may continue its contributions or may require the Participant to contribute the amounts formerly contributed by the Company.

      5.  Payment of Deferred Amounts.

          5.1 Normal Benefit. Unless a Participant is otherwise receiving a benefit under this Plan, and except as provided in this Section, the Company shall pay to a Participant in 180 equal monthly installments commencing on the Participant's Normal Retirement Date, as compensation earned for services rendered prior to such date, the Normal Benefit amount specified in the Deferred Compensation Agreement (the "Normal Benefit"). If a Participant is employed by the Company after attaining age 65, payment of the Normal Benefit shall commence on the first day of the month following the Participant's Termination of Employment.

          5.2 Payment Upon Death After Normal Retirement. If a Participant entitled to the Normal Benefit dies after his or her Normal Retirement Date, his or her beneficiary shall receive any Normal Benefit payments that would have been paid to the Participant. In lieu of the monthly Normal Benefit payments, upon the request of the Participant's beneficiary, the Company may, in its sole discretion, make an actuarially determined equivalent lump-sum payment to the Participant's beneficiary.

          5.3 Early Benefit. If a Participant terminates employment on an Early Retirement Date, the Company shall pay to the Participant, in 180 equal monthly installments commencing on the first day of the month coincident with or next following the Early Retirement Date, as compensation earned for services rendered prior to such time, the Early Benefit amount specified in the Deferred Compensation Agreement corresponding to the Participant's age on his or her Early Retirement Date or an amount actuarially determined if a Participant's Early Benefit is not specified for that age (the "Early Benefit"). Subject to approval by the Company, a Participant may elect to defer commencement of payment of the Early Benefit. This election shall be in writing and submitted to the Company prior to January 1 of the year of the Participant's Early Retirement Date, and at least 30 days prior to the Participant's Early Retirement Date. If a Participant makes such an election, the Company shall pay the Participant in 180 equal monthly installments the Early Benefit specified in the Deferred Compensation Agreement corresponding to the Participant's age on the date to which the deferral has been made or an amount actuarially determined if a Participant's Early Benefit is not specified for that age -- or if a Participant elects to defer payment of such benefit past the first day of month after attaining age 65, the Normal Benefit.
If a Participant dies before receiving 180 monthly Early Benefit payments, his or her beneficiary shall receive any unpaid Early Benefits that would have been paid to the Participant. In lieu of the monthly Early Benefit payments, upon the request of the Participant's beneficiary, the Company may, in its sole discretion, make an actuarially determined equivalent lump-sum payment to the Participant's beneficiary.

               A Participant who terminates employment prior to attaining age 55, but who has completed ten (10) Years of Service, may elect, subject to approval by the Company, to commence receiving an Early Benefit at any time between ages 55 and 65, in accordance with the provisions of this Section. This election shall be in writing and submitted to the company prior to the end of the calendar year preceding the year in which the Participant elects to commence receiving the Early Benefit.

               The provisions of this Section 5.3 shall apply to a Participant who is continuing to make contributions pursuant to
Section 4.5, except that such Participant shall be deemed for this purpose only to have terminated employment upon the expiration of the period of continued participation as determined in accordance with Section 4.5.

               Notwithstanding any provision in this Plan to the contrary, an Executive Officer or Beneficiary may request at any time a single lump-sum payment of his or her benefit described under the Plan. This request must be made in writing to the Company. The lump-sum payment shall be made within 30 days of the date on which the Company received the request for the distribution. The amount of the payment shall be equal to
(i) the actuarial equivalent of the benefit described under Sections 5.1, 5.2, or 5.3 as determined by the same actuarial adjustment used under the Salaried Plan with respect to the determination of the amount payable as a lump-sum distribution, using the assumptions used for purposes of calculating such present values under the Salaried Plan and 120% of the applicable PBGC interest rate (the "Plan Benefit"), and reduced by (ii) an amount equal to 10% of the Plan Benefit. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement pursuant to any nonqualified deferred compensation plan of the Company shall not be effective with respect to compensation payable to the Participant during this 12-month period.

          5.4 Disability Benefit. If a Participant terminates employment with the Company prior to attaining age 65 due to a Disability, the Company shall pay the Participant in monthly installments commencing on the first day of the seventh con-secutive month following the Participant's Disability, the Disability Benefit specified in the Deferred Compensation Agreement until the Participant attains his or her Normal Retirement Date or ceases to be totally and continuously disabled (the "Disability Benefit"). After a Participant who is receiving a Disability Benefit attains his or her Normal Retirement Date, he shall be entitled to the Normal Benefit. If a Participant dies while receiving a Disability Benefit, the Participant's beneficiary shall receive the Survivor's Benefit pursuant to
Section 5.6.

          5.5 Termination Benefit. Except as provided in Sections 5.3, 5.4, and 5.6, upon a Participant's Termination of Employment prior to completing one (1) year of participation in the Plan, the Company shall pay to a Participant, as Compensation earned for services rendered, a lump-sum amount equal to:
(i) the amount of Compensation deferred pursuant to the Participant's Deferred Compensation Agreement, plus interest on the amount deferred at the Bank of America prime interest rate as of the first business day of that calendar year, compounded annually from the dates of the deferrals; and (ii) any Company contribution credited on behalf of the Participant if the Participant is fully vested in the Company Savings and Supplemental Retirement Plan, plus interest at the Bank of America prime interest rate as of the first business day of that calendar year, compounded annually from the dates of contribution. Such payment shall be made within 60 days following Termination of Employment.

               If Termination of Employment occurs after one (1) year of participation in the Plan, the benefits provided in Sections 5.1, 5.2, 5.3, and 5.7 shall be multiplied by a percentage corresponding to the years of participation in the Plan, based on the following schedule:

               Years of Participation         Percentage

                 1 but less than 2                75
                 2 but less than 3                85
                 3 but less than 4                93
                 4 and Over                      100

          5.6 Survivor's Benefit. If a Participant dies while employed by the Company, or after Termination of Employment if receiving a Disability Benefit, or if eligible for (but not yet receiving) an Early Benefit or Normal Benefit, the Company shall pay to the Participant's beneficiary, in equal monthly installments commencing on the first day of the month after the Participant's death, the Survivor's Benefit specified in the Deferred Compensation Agreement until the Participant would have attained age 65; however, such payments shall continue in any event for at least 180 months.

          5.7 Proportionate Benefit. All benefits payable under this Section 5 shall be proportionately adjusted by a fraction, the numerator of which is the actual dollar amount deferred by a Participant and the denominator of which is the product of the Stated Deferral specified in the Deferred Compensation Agreement multiplied by four. For the purpose of determining the benefit payable under Sections 5.4 or 5.6, in the event of Disability, or death prior to January 1, 1987, the denominator of the above-referenced fraction shall be the product of the Stated Deferral specified in the Deferred Compensation Agreement multiplied by the actual years (and fractions thereof) of deferral.

          5.8  Recipients of Payments; Designation of
Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

          5.9 Deferred Compensation and Benefits Trust. The Company is establishing a Deferred Compensation and Benefits Trust ("Trust"), and the Company shall comply with the terms of the Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105 percent of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Agreement (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Plan.

      6.  Miscellaneous.

          6.1 Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

          6.2  Employment Not Guaranteed by Plan.  Neither this
Plan nor any action taken hereunder shall be construed as giving a Participant the right to be retained as an Executive Officer or as an employee of the Company for any period.

          6.3 Taxes. The Company shall deduct from all payments made hereunder all applicable Federal or state taxes required by law to be withheld from such payments.

          6.4 Construction. The Plan shall be construed according to the laws of the state of Idaho.

          6.5 Form of Communication. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company shall prescribe. Such communication shall be effective upon mailing, if sent by first-class mail, postage prepaid, and addressed to the Company's office at 1111 West Jefferson Street (83702), P.O. Box 50, Boise, Idaho 83728-0001.

      7. No Reduction in Pension Benefit. To compensate a Participant for any reduction in pension benefits under the Pension Plan which may result from a Participant's deferring Compensation under this Plan, the Company shall pay to the Participant an amount equal to the reduction in pension benefits in the same manner and at the same time as such reduced benefits would have been paid under the Pension Plan.

      8. Amendment and Termination. The Board of Directors may, at any time, amend the Plan, provided that the amendment shall not adversely affect any right or benefit of a Participant under the Plan without the prior consent of a Participant.